Exhibit 10.31

NOTE EXTENSION AGREEMENT

THIS NOTE EXTENSION AGREEMENT (this “Agreement”) is entered into and made effective as of February 9, 2024, by and between 1847 Holdings LLC, a Delaware limited liability company (the “Maker”), and ________________ (the “Holder”).

WHEREAS, the Maker and the Holder entered into that certain 20% OID Subordinated Note dated as of August 11, 2023, for the amount of _____________ Dollars ($_______) (the “Note”);

WHEREAS, the Note was originally due and payable on February 11, 2024 (the “Maturity Date”);

WHEREAS, the Maker and the Holder desire to enter into this Agreement in order to extend the Maturity Date for a period of 60 days from the date of the expiry of the Maturity Date, or the date of the completion of a Subsequent Financing (as is defined under the Securities Purchase Agreement, dated as of August 11, 2023), or whichever is earlier, in exchange for re- issuance of a replacement note(s) with an additional 20% Original Issue Discount (over and above the current face value of the current Note) and similar terms to the Note issued prior to the Holder, and attached hereto as Annex A (the “Replacement Note”). To detail for clarity, the following terms are stated for the Replacement Note:

Holder:

New Face Amount: $

New Maturity Date: April 11, 2024

NOW, THEREFORE, this Agreement is duly agreed by both the Maker and the Holder (i) to extend the Maturity Date as is stated above, and (ii) to accept as consideration the Replacement Note in exchange for the extension. This Agreement supersedes and merges all prior and contemporaneous promises, representations, and agreements with respect to amendments to the Note. The terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, including any future holder of the Replacement Note. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware without regard to the conflict of laws principles there extending of.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the day and year first written above.

MAKER

1847 Holdings LLC,
a Delaware limited liability Company

By:
Name:	Ellery W. Roberts
Title:	Chief Executive Officer

HOLDER

[_________________]

By:
Name:
Title: